Exhibit 99.1

News Release

Dave Cote to Participate in the J.P. Morgan Industrials Conference

NEW YORK, NY, March 16, 2026 (GLOBE NEWSWIRE) — GPGI, Inc. (NYSE: GPGI), a diversified multi-industry platform for companies with great positions in good industries, today announced Dave Cote, GPGI's Executive Chairman, is participating in the J.P. Morgan Industrials Conference.

Dave will participate in a fireside chat at the J.P. Morgan Industrials Conference in Washington, D.C. on Monday, March 16, 2026, at 1:45 p.m. EDT.

A live webcast of the event will be available on the Events & Presentations section of GPGI’s website at gpgi.com/events-presentations/. A recording of the event will also be available for 30 days following the webcast at gpgi.com/events-presentations/.

About GPGI

GPGI, Inc. (NYSE: GPGI) is a diversified, multi-industry platform for companies with great positions in good industries. The platform is managed by Resolute Holdings Management, Inc. (NYSE: RHLD) and is purpose-built to acquire, own, and scale high-quality businesses led by great operators, benefiting from a permanent capital base and the systematic deployment of the Resolute Operating System. GPGI currently consists of CompoSecure and Husky Technologies – two market leaders with best-in-class financials and durable opportunities for growth. For more information, please visit GPGI.com.

GPGI Contact
ir@gpgi.com